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                                  Exhibit (11)

                          NAPCO SECURITY SYSTEMS, INC.

                  COMPUTATION OF EARNINGS PER SHARE (unaudited)

                                         Nine Months Ended
                                              March 31,
                                       ---------------------
                                          1997        1996
                                         ------      ------
                                       (in thousands, except
                                         per share data)
Average Shares Outstanding                4,368       4,368
Add: Common Stock Equivalents                16          19
                                         ------      ------
Weighted Average Shares Outstanding       4,384       4,387
                                         ======      ======
Net Income                               $1,121      $  735
                                         ======      ======
Earnings Per Share                       $ 0.26      $ 0.17
                                         ======      ======

                                         Three Months Ended
                                               March 31,
                                        ---------------------
                                          1997        1996
                                         ------      ------
                                        (in thousands, except
                                          per share data)
Average Shares Outstanding                4,368       4,368
Add: Common Stock Equivalents                19          24
                                         ------      ------
Weighted Average Shares Outstanding       4,387       4,392
                                         ======      ======
Net Income                               $  215      $  109
                                         ======      ======
Earnings Per Share                       $ 0.05      $ 0.02
                                         ======      ======


Primary earnings per share computations are based on the weighted average number of shares outstanding plus common stock equivalents calculated at the monthly average market price per share.



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